UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 4, 2004

LA QUINTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3419438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

LA QUINTA PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9109	95-3520818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Item 5.                    Other Events and Regulation FD Disclosure.

                    On August 4, 2004, La Quinta Properties, Inc. and La Quinta Corporation (collectively, “La Quinta”) announced that La Quinta Properties, Inc. is proposing to offer in a private placement $200 million aggregate principal amount of senior notes due 2012, subject to market conditions.  Attached hereto as Exhibit 99.1 is a copy of the press release relating thereto.

                    On August 5, 2004, La Quinta announced that La Quinta Properties, Inc. entered into an agreement to sell in a private placement $200 million aggregate principal amount of 7% senior notes due 2012.  Attached hereto as Exhibit 99.2 is a copy of the press release relating thereto.

Item 7.                    Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description
99.1	Press release of La Quinta Corporation and La Quinta Properties, Inc., dated August 4, 2004.
99.2	Press release of La Quinta Corporation and La Quinta Properties, Inc., dated August 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2004	LA QUINTA CORPORATION

	By:	/s/ Sandra K. Michel
Sandra K. Michel
Senior Vice President, General Counsel and Secretary

Dated: August 6, 2004	LA QUINTA PROPERTIES, INC.

	By:	/s/ Sandra K. Michel
Sandra K. Michel
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of La Quinta Corporation and La Quinta Properties, Inc., dated August 4, 2004.
99.2	Press release of La Quinta Corporation and La Quinta Properties, Inc., dated August 5, 2004.